UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 15, 2016
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment of Executive Change in Control Program
On December 15, 2016, the Compensation and Human Resources Committee of the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) adopted amendments to the Company's Executive Change in Control Program (the “Program”), which is applicable to each of the Company's executive officers. The Program, which would have terminated on January 31, 2017, was extended to January 31, 2022. The Program was originally approved in 2000 and provides for certain payments to participants whose employment is terminated without “cause” or for “good reason” (each as defined in the Program) in connection with a “change of control” (as defined in the Program), provided the participant executes a release and non-solicitation agreement.
The amendments to the Program, among other things, changed certain definitions under the Program and changed certain administrative mechanics under the Program.
The amendments became effective on December 15, 2016. As amended, the Program shall terminate automatically on January 31, 2022, unless the Board, in its sole discretion, determines to extend the duration of the Program.
A copy of the Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Resignation of Steven West
On December 16, 2016, Steven West announced his resignation as a member of the Board for personal reasons, effective immediately.  At the time of his resignation, Mr. West served as a member of the Board's Audit Committee. Mr. West advised the Company that his resignation was not in connection with any disagreement with the Company on any matter relating to its operations, policies or practices.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with Mr. West's resignation from the Board, on December 16, 2016, the Board amended Article III, Section 3.2 of the Company's Bylaws to change the number of directors from eleven (11) to ten (10). The amendment to the Bylaws became effective immediately upon its adoption.
The Bylaws, as amended, are attached as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description
3.1         Amended and Restated Bylaws of the Company, dated December 16, 2016

10.1*	Amended and Restated Executive Change in Control Program

* Denotes a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo SVP, Corporate Affairs, Chief Legal Officer and Secretary
Date: December 20, 2016

EXHIBIT INDEX

Exhibit No.    Description

3.1	Amended and Restated Bylaws of the Company, dated December 16, 2016

10.1*	Amended and Restated Executive Change in Control Program

* Denotes a management contract or compensatory plan or arrangement.